Exhibit 10.3

FORM OF RESTORATION ROBOTICS LOCK-UP AGREEMENT

March 15, 2019

Venus Concept Ltd.

255 Consumers Road, Suite 110

Toronto, ON M2J 1R4

Canada

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Restoration Robotics, Inc., a Delaware corporation (“Restoration Robotics”), proposes to enter into an Agreement and Plan of Merger and Reorganization (as the same may be amended from time to time, the “Merger Agreement”) with Radiant Merger Sub Ltd., a company organized under the laws of Israel and a wholly owned subsidiary of Restoration Robotics (“Merger Sub”), and Venus Concept Ltd., a company organized under the laws of Israel (the “Company”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a material inducement to each of the Parties to enter into the Merger Agreement and to consummate the Merger and the other Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, subject to the exceptions set forth herein, without the prior written consent of each of the Company and Restoration Robotics, the undersigned will not, during the period commencing upon the Effective Time and ending on the date that is 90 days after the Effective Time (the “Restricted Period”):

(i)

offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Restoration Robotics Common Stock or any securities convertible into or exercisable or exchangeable for Restoration Robotics Common Stock (including without limitation, (a) Restoration Robotics Common Stock or such other securities of Restoration Robotics which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC, (b) securities of Restoration Robotics which may be issued upon exercise of a stock option, warrant or convertible security and (c) Restoration Robotics Common Stock or such other securities to be issued to the undersigned in connection with the Merger and pursuant to the Equity Commitment Letter), in each case, that are currently or hereafter owned of record or beneficially (including holding as a custodian), other than shares of Restoration Robotics Common Stock acquired on the open market following the Effective Time, by the undersigned (collectively, the “Undersigned’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

(ii)

enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Restoration Robotics Common Stock or such other securities, in cash or otherwise; or

(iii)

make any demand for or exercise any right with respect to the registration of any shares of Restoration Robotics Common Stock or any security convertible into or exercisable or exchangeable for Restoration Robotics Common Stock other than in connection with the shares of Restoration Robotics Common Stock to be issued in the Merger and in the private placement of shares of Restoration Robotics Common Stock pursuant to the Equity Commitment Letter, and nothing herein shall in any way relieve Restoration Robotics of any obligation to file any registration statement required to be filed by Restoration Robotics pursuant to the Merger Agreement or the Equity Commitment Letter or have any such registration statement declared effective by the SEC within the time periods required by the Merger Agreement and Equity Commitment Letter.

Notwithstanding the foregoing, the restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)	transfers of the Undersigned’s Shares:

(i)

if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the direct or indirect benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of law, (C) as a bona fide gift, (D) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(ii)

if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), or (C) as a bona fide gift; or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, (A) in the case of any transfer or distribution pursuant to this clause (a)(i) or (a)(iii) such transfer is not for value, and (B) each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Restoration Robotics a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Restoration Robotics Common Stock or such other securities that have been so transferred or distributed;

(b)

the exercise of (i) an option (including a net or cashless exercise of an option) to purchase shares of Restoration Robotics Common Stock and any related transfer of shares of Restoration Robotics Common Stock to Restoration Robotics for the purpose of paying the exercise price of such options or any related transfer of shares of Restoration Robotics Common Stock for paying taxes (including estimated taxes) due as a result of the exercise of such options (or the disposition to Restoration Robotics of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement), (ii) a warrant to purchase shares of Restoration Robotics Common Stock (including a net or cashless exercise of an option) and any related transfer of shares of Restoration Robotics Common Stock to Restoration Robotics for the purpose of paying the exercise price of such warrants, (iii) in connection with the vesting or settlement of restricted stock units, (A) any transfer to Restoration Robotics for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units and (B) any transfer of shares of Common Stock necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting or settlement of restricted stock units, in all such cases, pursuant to equity awards granted under a stock incentive plan or other equity award plan; provided that, for the avoidance of doubt, the underlying shares of Restoration Robotics Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(c)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Restoration Robotics Common Stock; provided that such plan does not provide for any transfers of Restoration Robotics Common Stock during the Restricted Period;

(d)	from an employee to Restoration Robotics upon death, disability or termination of employment, in each case, of such employee to the extent required by such employee’s employment agreement; or

(e)

transfers or distributions pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Restoration Robotics Common Stock involving a change of control of Restoration Robotics (including entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Restoration Robotics Common Stock (or any security convertible into or exercisable for Restoration Robotics Common Stock), or vote any shares of Restoration Robotics Common Stock in favor of any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth in this Lock-Up Agreement shall continue to apply to the Undersigned’s Shares should such tender offer, merger, consolidation or other transaction not be completed;

and provided, further, that, with respect to each of (a)(i)(A)-(C), (a)(ii), (a)(iii), (c) and (d) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee, as the case may be) under the Exchange Act (other than (i) a filing at any time on a Form 5 or (ii) a filing under Section 13 of the Exchange Act), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period, and provided, further, that with respect to each of (b) and (d) reasonable notice shall be provided to Restoration Robotics prior to any required filing and any required filing under the Exchange Act shall include footnote disclosure explaining that such exercise and sale was to cover the tax withholding of the undersigned or in connection with such individual’s termination of service relationship with Restoration Robotics and that the option would otherwise have expired).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Restoration Robotics. In furtherance of the foregoing, the undersigned agrees and consents to the entry of stop transfer instructions with Restoration Robotics’ duly appointed transfer agent and registrar for the registration or transfer of the securities described herein against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

In the event that any holder of Restoration Robotics Common Stock or securities convertible into or exercisable or exchangeable for Restoration Robotics Common Stock (including, without limitation, Restoration Robotics Common Stock to be issued to such holder in connection with the Merger and pursuant to the Equity Commitment Letter) that is subject to a substantially similar letter agreement entered into by such holder, other than Restoration Robotics or the undersigned, is permitted by Restoration Robotics and the Company to sell or otherwise transfer or dispose of shares of Restoration Robotics Common Stock or securities convertible into or exercisable or exchangeable for Restoration Robotics Common Stock (including, without limitation, Restoration Robotics Common Stock to be issued to such holder in connection with the Merger and pursuant to the Equity Commitment Letter) for value other than as permitted by this Lock-Up Agreement or a substantially similar letter agreement entered into by any such holder, the Company and Restoration Robotics agree that, at least three Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Restoration Robotics Common Stock, the Company and Restoration Robotics will notify the undersigned in writing of the impending release or waiver and shall immediately and fully release on the same terms from any remaining restrictions set forth herein, the same percentage of shares of Restoration Robotics Common Stock or securities convertible into or exercisable or exchangeable for Restoration Robotics Common Stock (including, without limitation, Restoration Robotics Common Stock to be issued to such holder in connection with the Merger and pursuant to the Equity Commitment Letter) held by the undersigned.

This Lock-Up Agreement shall terminate automatically and the undersigned shall automatically be released from all restrictions and obligations under this Lock- Up Agreement upon the earlier of the (i) the expiration of the Restricted Period, and (ii) if the Merger Agreement is terminated for any reason, upon the date of such termination. The undersigned understands that Restoration Robotics and the Company are proceeding with the Merger and the other Contemplated Transactions in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Restoration Robotics, the Company and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

ACCEPTED AND AGREED BY

RESTORATION ROBOTICS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO RADIANT LOCK-UP AGREEMENT]

VENUS CONCEPT LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO RADIANT LOCK-UP AGREEMENT]